Exhibit 99.1

For Immediate Release
Investor Contact: Dave Staples	Media Contact: Jeanne Norcross
Executive Vice President & CFO	Vice President Corporate Affairs
(616) 878-8793	(616) 878-2830

Spartan Stores to Webcast Special Shareholder Meeting

GRAND RAPIDS, MICHIGAN – November 12, 2013 – Spartan Stores, Inc., (Nasdaq: SPTN) a leading regional grocery distributor and retailer, announced today that it will webcast the special meeting of shareholders on Monday, November 18, 2013 at 10:00 a.m. Eastern Time.

The special meeting of shareholders is being held in connection with Spartan’s proposed previously announced merger with Nash-Finch Company (Nasdaq: NAFC). The meeting is being held to seek shareholder approval of the issuance of shares of Spartan Stores common stock to Nash-Finch stockholders in connection with the merger and an increase in the number of authorized shares of common stock of Spartan Stores.

To listen to the special meeting, please go to Spartan Stores’ corporate website at www.spartanstores.com. Simply click on ‘For Investors’ and follow the links to the live webcast. The webcast will remain available for replay on the Company’s website for approximately 10 days.

About Spartan Stores

Grand Rapids, Michigan-based Spartan Stores, Inc. (Nasdaq: SPTN) is the nation’s ninth largest grocery distributor with 1.4 million square feet of warehouse, distribution, and office space located in Grand Rapids, Michigan. The Company distributes more than 40,000 private and national brand products to approximately 380 independent grocery locations in Michigan, Indiana and Ohio, and to the Company’s 101 corporate owned stores located in Michigan, including Family Fare Supermarkets, Glen’s Markets, D&W Fresh Markets, VG’s Food and Pharmacy, Forest Hills Foods and Valu Land.

Important Information for Investors

Communications in this press release are not an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The issuance of Spartan Stores common stock in connection with the proposed merger will be submitted to the Spartan Stores’

shareholders for their consideration, and the proposed merger will be submitted to Nash Finch’s stockholders for their consideration. In connection with the proposed merger, Spartan Stores filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Prospectus”) that includes a joint proxy statement to be used by Spartan Stores and Nash Finch to solicit the required approval of their respective shareholders in connection with the proposed merger that constitutes a prospectus of Spartan Stores. The registration statement became effective on October 15, 2013 and was mailed to shareholders on or about October 18, 2013. Spartan Stores and Nash Finch may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF SPARTAN STORES AND NASH FINCH ARE URGED TO READ THE PROSPECTUS AND THE OTHER RELEVANT DOCUMENTS REGARDING THE PROPOSED MERGER THAT HAVE BEEN AND WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the Prospectus and other documents containing important information about Spartan Stores and Nash Finch, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Spartan Stores are available free of charge on Spartan Stores’ website at www.spartanstores.com under the tab “Investor Relations” or by contacting Jeanne Norcross, Vice President Corporate Affairs, 616-878-2830. Copies of documents filed with the SEC by Nash Finch are available free of charge on Nash Finch’s website at www.nashfinch.com under the tab “Investors” or by contacting Kathleen Mahoney, Executive Vice President, General Counsel and Secretary, 952-844-1262.

Participants in the Transaction

Spartan Stores, Nash Finch and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Spartan Stores and stockholders of Nash Finch in connection with the proposed transaction. Information about the directors and executive officers of Spartan Stores is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on June 14, 2013. Information about the directors and executive officers of Nash Finch is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 11, 2013. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement and prospectus and other relevant materials filed with the SEC.